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                                                                    EXHIBIT 77H

During the six-month period ended December 31, 2012, the Fund served as an underlying investment of affiliated funds-of-funds. The Columbia Variable Portfolios (funds of funds) and Columbia Management Investment Advisers, LLC through its initial capital investment, were owners of record of more than 25% of the outstanding shares of each of the following Funds:

Columbia VP - Cash Management

Columbia VP - Emerging Markets Bond Fund

Columbia VP - Mid Cap Growth Opportunity Fund

VP - Columbia Wanger U.S. Equities Fund

VP - Morgan Stanley Global Real Estate Fund

VP - Victory Established Value Fund

During the six-month period ended December 31, 2012, the Fund served as an underlying investment of affiliated funds-of-funds. The Columbia Variable Portfolio - Managed Volatility Fund, Columbia Variable Portfolios (funds of funds) and Columbia Management Investment Advisers, LLC through its initial capital investment, were owners of record of more than 25% of the outstanding shares of each of the following Funds:

Columbia VP - Diversified Bond Fund

Columbia VP - Dividend Opportunity Fund

Columbia VP - Emerging Markets Fund

Columbia VP - Global Bond Fund

Columbia VP - Income Opportunities Fund

Columbia VP - Limited Duration Credit Fund

Columbia VP - Mid Cap Value Opportunity Fund

Columbia VP - Select Large-Cap Value Fund

Columbia VP - Short Duration U.S. Government Fund

VP - American Century Diversified Bond Fund

VP - American Century Growth Fund

VP - BlackRock Global Inflation-Protected Securities Fund

VP - Columbia Wanger International Equities Fund

VP - DFA International Value Fund

VP - Eaton Vance Floating-Rate Income Fund

VP - Invesco International Growth Fund

VP - J.P. Morgan Core Bond Fund

VP - Jennison Mid Cap Growth Fund

VP - Marsico Growth Fund

VP - MFS Value Fund

VP - Mondrian International Small Cap Fund

VP - NFJ Dividend Value Fund

VP - Nuveen Winslow Large Cap Growth Fund

VP - Partners Small Cap Growth Fund

VP - Partners Small Cap Value Fund

VP - PIMCO Mortgage-Backed Securities Fund

VP - Pyramis International Equity Fund

VP - Sit Dividend Growth Fund

VP - Wells Fargo Short Duration Government Fund